Exhibit (c) - (2)

Minneapolis

New York

Chicago

San Francisco

Palo Alto

London

Hong Kong

PROJECT GLORIA

Confidential Discussion Materials

June 1, 2012

Since 1895. Member SIPC and NYSE.

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TABLE OF CONTENTS

CONFIDENTIAL INFORMATION

Section I Transaction Overview

Section II GLORIA Overview

Section III Valuation Summary

Appendix A GLORIA Financial Summary

This presentation has been delivered pursuant to, and is subject to the terms and conditions of, the engagement letter between Piper Jaffray & Co. (“Piper Jaffray”) and GLORIA dated March 6, 2012.

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SECTION I Transaction Overview GUIDES FOR THE JOURNEY.® PiperJaffray®

TRANSACTION OVERVIEW

CONFIDENTIAL INFORMATION

BIDDING PARTIES

OFFER PRICE AND FINANCING

STRUCTURE

CONDITIONS TO CLOSING

Summary of the Go-Private Offer to GLORIA

The Chairman of GLORIA, (the “Buyer”) has entered into an agreement to pursue the acquisition of share and ADS of GLORIA not owned by the Buyer, subject to Rule 13e-3 under the U.S. Securities Exchange Act of 1934 (the “Transaction”)

Buyer currently owns c.38.7% of the outstanding ordinary shares on a fully diluted basis

Offer price of $0.162 per share and $1.62 per ADS in cash for each outstanding ADS (each ADS represents ten ordinary shares of GLORIA), other than(i) any share or ADS owned by any subsidiaries of Gloria, (ii) any share and ADS beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act) by the Buyer prior to at the time when the Transaction has been registered by the Registrar of Companies of the Cayman Islands or at such other subsequent date or time as Merger Sub and the Company may agree and specify in the Transaction in accordance with the Cayman Companies Law, (iii) any share held by the depositary of GLORIA which is not represented by ADS and (iv) share owned by holders of share who have validly exercised and not effectively withdrawn or lost their appraisal rights pursuant to Section 238 of the Cayman Companies Law

Transaction consideration to be financed by the Buyer’s own funds

Our analysis assumes among other matters that the above sources of cash will be available and the conditions in the merger agreement will be satisfied in accordance with their terms

Buyer (Trillion Energy Holdings Limited (BVI)) has formed a merger sub (Trillion Energy Investments Holding Limited (Cayman)), for the purpose of pursuing the Transaction

Shareholder vote of at least two-thirds of shares present and voting

Majority of the minority shareholders’ vote, i.e. a majority of the total issued and outstanding shares other than those (a) held by the Buyer or an entity controlled by the Buyer and (b) subject to the earn-out obligations

There shall have been no event that could be expected to have an MAE

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TRANSACTION SUMMARY

CONFIDENTIAL INFORMATION

$ in millions, except per share data

Each ADS represents 10 shares

Summary Financial Terms

Pre-offer (1) Current (2) At Offer

Price per ADS $1.23 $0.99 $1.62

Offer Price Premium 31.7% 63.6% -

ADS Outstanding:

Basic ADS Outstanding 17.2 17.2 17.2

ADS Outstanding 17.2 17.2 17.2

Implied Equity Value of GLORIA $21.1 $17.0 $27.8

Plus: Debt (3) $17.5 $17.5 $17.5

Less: Cash (3) ($8.2) ($8.2) ($8.2)

Plus: Minority Interest (3) $4.2 $4.2 $4.2

Implied Enterprise Value of GLORIA $34.6 $30.5 $41.3

Valuation Summary

GLORIA Statistics

Earnings per ADS (4)(5)

Metric EBITDA (4)(5)

LTM 2012 $5.2 ($0.39)

Multiples based on Pre-offer(1) Price

Multiples based on Current(2)

Price Multiples based on Offer Price

EV/EBITDA (4)(5)

P/E (4)(5)

EV/EBITDA (4)(5)

P/E (4)(5)

EV/EBITDA (4)(5)

P/E (4)(5)

LTM 2012 6.7x NM 5.9x NM 8.0x NM

1. Pre-offer closing price as at Feb 23, 2012

2. Current closing price as at May 30, 2012

3. As of March 31, 2012

4. For the 12-month period ended March 31, 2012

5. Calculation of EBITDA and EPS calculation excluded one time impairment loss on assets, inventory write-downs and changes in fair value of contingent liabilities

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SECTION II

GLORIA Overview

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CONFIDENTIAL INFORMATION

RECENT FINANCIAL TRENDS – GLORIA

$ in millions


LTM Rolling Sales by Quarter
$250
$200
$150
$100
$50
$-
$158.4
$182.2
$212.1
$219.2
$210.0
$176.7
$127.5
$92.0
$62.6
$46.7
$36.8
$62.0
$89.0
$131.4
$201.1
$230.3
$235.0
Q1 '08
Q2 '08
Q3 '08
Q4' 08
Q1 '09
Q2 '09
Q3 '09
Q4' 09
Q1 '10
Q2 '10
Q3 '10
Q4' 10
Q1 '11
Q2 '11
Q3 '11
Q4'11
Q1'12


LTM Rolling EBITDA by Quarter
$100
$80
$60
$40
$20
$-
$(20)
$(40)
$66.4
$73.2
$83.2
$73.3
$56.8
$22.4
$(9.5)
$(20.7)
$(28.8)
$(21.0)
$(19.7)
$(0.9)
$1.8
$5.9
$10.1
$2.9
$5.2
Q1 '08
Q2 '08
Q3 '08
Q4' 08
Q1 '09
Q2 '09
Q3 '09
Q4' 09
Q1 '10
Q2 '10
Q3 '10
Q4' 10
Q1 '11
Q2 '11
Q3 '11
Q4'11
Q1'12

Source: GLORIA's SEC filings

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RECENT AND PROJECTED FINANCIAL TRENDS — GLORIA

CONFIDENTIAL INFORMATION

$ in millions

Sales by Year

$700

$606.8

$600 $566.7 $566.7 $595.5 $584.1

$501.7

$500 $466.9

$428.7

$400 $352.0

$300

$219.2 $230.3

$200

$92.0

$100 $62.0

$-

2008 2009 2010 2011 2012F 2013F 2014F 2015F 2016F 2017F 2018F 2019F 2020F

EBITDA by Year

$80 $73.3

$60

$40

$20.9 $19.7 $19.0

$20 $13.0 $15.7 $15.0

$11.3 $11.3

$6.7

$(0.9) $2.9

$-

2008 2009 2010 2011 2012F 2013F 2014F 2015F 2016F 2017F 2018F 2019F 2020F

$(20)

$(20.7)

$(40)

Source: GLORIA’s SEC filings and GLORIA and GLORIA management projections.

Note: 2011 EBITDA excluded impairment losses in relation to GLORIA’s loss-making bio-diesel operations; forecast EBITDA excluded one-off gains from disposal

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GLORIA STOCK TRADING METRICS — 1 YEAR

CONFIDENTIAL INFORMATION

GLORIA Stock Trading Metrics — 1 Year

Price per ADS US$

5.50 5.00 4.50 4.00

Price 3.50 3.00 2.50 2.00 1.50 1.00 0.50

05-31-2011 08-31-2011 11-30-2011 02-29-2012 05-30-2012

Offer Price: US$1.62

07/01/11 to 09/30/11 shareholding change Renaissance Technology Corp. down 26,249 shares ; Mr. Chen Zihong (Former Chief Logistics Officer) down 644,409 shares

07/28/11

Announced the acquisition of Hunan Xiangbei, GLORIA’s copper recycling business

10/01/11 to 12/31/11 shareholding change Renaissance Technology Corp. down 15,900 shares; Mr. Yu Jianqiu up 244,636 shares

08/23/11

Announcement of 2011 2Q results

12/21/11 Announcement of 2011 3Q results

01/01/12 to 03/31/12 shareholding change Renaissance Technology Corp. up 11,900 shares; Jane Street Capital, LLC up 42,481 shares 2/24/12

Announcement of receipt of go-private offer 4/27/12

Announcement of 2011 4Q results

5/09/12 Receives suspension and delisting warning from the NYSE

No of ADS

‘000 1,000 900 800 700 600 500 Volume 400 300 200 100 0

Price Metrics

(Closing Prices)

$16.0 $15.25 $14.0 $12.0 $10.0 $8.0 $6.0 $4.0 $3.00 $1.68 $2.0 $1.33 $0.99 $0.84

$0.0

Current 180-Day 1-Year Average2-Year Average 3-Year High 3-Year Low

(May-30-2012) Average

Volume Metrics

(Daily Average ADS 1,000s)

100.0 93.2 90.0 79.4 80.0 70.0 60.0 50.9 50.0 40.0 32.8 30.0 20.0 10.0 0.0

180-Day Average 1-Year Average 2-Year Average 3-Year Average

Percent of Volume Traded in Stock Price Range — 1 Year

40% 34.8% 35% 33.7% 30% 24.9% 25% 20% 15% 10% 6.6% 5% 0%

< $1.62 $1.62-$2.11 $2.12-$2.61 $2.62-$3.11

Source: Capital IQ. Represents the period from May 31, 2011 to May 30, 2012.

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GLORIA STOCK TRADING METRICS — 1-YEAR AND 3-YEAR

CONFIDENTIAL INFORMATION

Relative Price Chart — 1 Year (1)

120

100 80

60

40

20 05-31-2011

07-31-2011 09-30-2011 11-30-2011 01-31-2012 3-31-2012 05-30-2012

GLORIA

NYSE Composite Index

S&P500

Selected public companies (3) average

Relative Price Chart — 3 Year (2)

260 240 220 200 180 160 140 120 100 80 60 40 20 0 06-01-2009

09-01-2009 12-01-2009 03-01-2010 06-01-2010 09-01-2010 12-01-2010 03-01-2011 06-01-2011 09-01-2011 12-01-2011 03-01-2012 05-30-2012

GLORIA

NYSE Composite Index

S&P500

Selected public companies (3) average

Source: Capital IQ.

1. Represents the period from May 31, 2011 to May 30, 2012.

2. Represents the period from June 1, 2009 to May 30, 2012.

3. Represents public companies selected for the trading analysis of public companies, for details please refer to Section III B — Selected Public Company Analysis

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GLORIA OWNERSHIP SUMMARY

CONFIDENTIAL INFORMATION

‰ Each ADS represents 10 shares

Institutional Holders (1) Executive Officers, Directors and Others (2)

Primary Percent of Primary Percent of Options & Total

Holder Shares Primary Holder Shares Primary Rtd. Stock Shares

Renaissance Technologies Corp. 7,003,800 4.1% Jianqiu Yu 66,442,578 38.7%—66,442,578

Others 510,210 0.2% Vendor of Jinxin 12,000,000 7.0%—12,000,000

Vendor of Xiangbei 3,080,916 1.8%—3,080,916

Total 81,523,494 47.5%—81,523,494

Summary of Share Ownership

Primary Percent of

Total 7,514,010 4.3% Holder Shares Primary

Institutional Holders 7,514,010 4.3%

Executive Officers, Directors and Others 81,523,494 47.5%

Public 82,730,155 48.2%

Total Institutions 7,514,010 4.3% Total Shares Outstanding (3) 171,767,659 100.0%

(1) Based on ownership as of 5/30/12 as reported by Capital IQ. (3) Equivalent to 17,176,765 ADSs i.e. 17.2 million ADSs.

(2) Based on ownership as of 5/30/12 as reported by Capital IQ and the Company’s SG13 G/A filing.

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SECTION III - A

Valuation Summary

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CONFIDENTIAL INFORMATION

OVERVIEW OF PROPOSED TRANSACTION

$ in millions, except per share data

• Each ADS represents 10 shares

Summary Financial Terms

Pre-offer (1) Current(2) At Offer

Price per ADS $1.23 $0.99 $1.62

Offer Price Premium 31.7% 63.6% -

ADS Outstanding:

Basic ADS Outstanding 17.2 17.2 17.2

ADS Outstanding 17.2 17.2 17.2

Implied Equity Value of GLORIA $21.1 $17.0 $27.8

Plus: Debt (3) $17.5 $17.5 $17.5

Less: Cash (3) ($8.2) ($8.2) ($8.2)

Plus: Minority Interest (3) $4.2 $4.2 $4.2

Implied Enterprise Value of GLORIA $34.6 $30.5 $41.3

Valuation Summary

GLORIA Statistics

Metric EBITDA (4)(5) Earnings per ADS (4)(5)

LTM 2012 $5.2 ($0.39)

Multiples based on Pre-offer(1) Price Multiples based on Current(2) Price Multiples based on Offer Price

EV/EBITDA (4)(5) P/E (4)(5) EV/EBITDA (4)(5) P/E (4)(5) EV/EBITDA (4)(5) P/E (4)(5)

LTM 2012 6.7x NM 5.9x NM 8.0x NM

1. Pre-offer closing price as at Feb 23, 2012

2. Current closing price as at May 30, 2012

3. As of March 31, 2012

4. For the 12-month period ended March 31, 2012

5. Calculation of EBITDA and EPS calculation excluded one time impairment loss on assets, inventory write-downs and changes in fair value of contingent liabilities

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CONFIDENTIAL INFORMATION

OVERVIEW OF PROPOSED TRANSACTION (CONT’D)

Transaction Premiums Analysis

Offer date 2/24/2012

Offer price $ 1.62

Premium to $1.62 Offer Price

Spot Prior Price Date Premium / (Discount)

1 Day $1.23 02/23/12 31.7%

7 Day $1.22 02/17/12 32.8%

30 Day $1.35 01/25/12 20.0%

90 Day $1.74 11/25/11 (6.7%)

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CONFIDENTIAL INFORMATION

SUMMARY OF ANALYSES

Analysis based on the following selection criteria

Trading Analysis of Selected Public Companies

• Selected U.S.-listed PRC-based industrial companies with a market capitalization below US$200 million and above US$10 million

Analysis of M&A Transactions of Selected Companies

• Go-private transactions involving selected U.S.-listed PRC-based industrial companies announced between January 1, 2010 and May 30, 2012

Discounted Cash Flow Analysis

• The Discounted Cash Flow Analysis is used to calculate a range of theoretical values for GLORIA based on the net present value of (a) GLORIA’s implied free cash flows for the second half of FY2012 through FY2020 and (b) a terminal value for GLORIA at financial year end 2020 calculated based on an exit multiple of EBITDA(1)

Premiums Paid Analysis

• Go-private transactions involving selected U.S.-listed PRC-based industrial companies announced between January 1, 2010 and May 30, 2012

Note 1: In conducting its analyses, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of GLORIA, and was not furnished or provided with any such appraisals or valuations. The analyses performed by Piper Jaffray in connection with its valuation analysis were going concern analyses. Piper Jaffray expresses no view regarding the liquidation value of GLORIA or any other entity.

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CONFIDENTIAL INFORMATION

VALUATION SUMMARY

$ in millions, except per share data


Selected Public Companies
Selected M&A Transaction
DCF
Premiums Paid
Spot Price
1-Day
7-Day
30-Day
90-Day
Price Per ADS
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Offer Price = $1.62
$3.52
NEG
$1.46
$0.21
$3.93
NEG
$3.82
$0.53
$1.69
$0.88
$2.05
$1.28
$1.94
$1.18
$2.12
$1.44
$5.41
$0.50

	Selected Public Companies			Selected M&A Transaction			DCF	Premiums Paid – Stock Price			
	LTM P/E	LTM EBITDA	Premium / (Discount) to NAV	LTM P/E	LTM EBITDA	Premium / (Discount) to NAV	LTM EBITDA	1-Day	7-Day	30-Day	90-Day
Metric:	($0.39)	$5.2	$36.0	($0.39)	$5.2	$36.0	$5.2	$1.23	$1.22	$1.35	$1.74
Gloria - at offer price:	NM	8.0x	-22.8%	NM	8.0x	-22.8%	8.0x	31.7%	32.8%	20.0%	-6.7%
Maximum	9.9x	14.3x	-30.2%	26.9x	15.7x	81.9%	8.2x	67.0%	59.3%	57.1%	211.9%
3rd Quartile	3.6x	5.7x	-54.0%	11.9x	10.0x	14.4%	--	46.9%	47.1%	48.8%	44.3%
Mean	3.1x	4.4x	-68.4%	10.9x	8.4x	-15.1%	--	32.3%	35.5%	37.8%	35.3%
Median	2.4x	3.0x	-75.0%	9.3x	8.0x	-27.1%	--	28.2%	36.4%	44.6%	32.7%
1st Quartile	1.5x	1.2x	-82.7%	7.0x	6.3x	-57.0%	--	20.4%	28.5%	27.6%	11.1%
Minimum	0.6x	0.8x	-89.9%	0.7x	1.1x	-74.6%	5.5x	4.4%	(3.1%)	6.7%	(71.4%)
Implied Price Per ADS:											
Maximum	NM	$3.52	$1.46	NM	$3.93	$3.82	$1.69	$2.05	$1.94	$2.12	$5.41
3rd Quartile	NM	$0.94	$0.96	NM	$2.23	$2.40	$ --	$1.81	$1.80	$2.01	$2.51
Mean	NM	$0.55	$0.66	NM	$1.75	$1.78	$ --	$1.63	$1.65	$1.86	$2.35
Median	NM	$0.10	$0.53	NM	$1.61	$1.53	$ --	$1.58	$1.66	$1.95	$2.30
1st Quartile	NM	NEG	$0.36	NM	$1.10	$0.90	$ --	$1.48	$1.57	$1.72	$1.93
Minimum	NM	NEG	$0.21	NM	NEG	$0.53	$0.88	$1.28	$1.18	$1.44	$0.50

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SUMMARY OF ANALYSES – PUBLIC COMPARABLES

CONFIDENTIAL INFORMATION

Selected Public Company Analysis

Gloria Selected Companies (1)

Pre-offer (2) $1.23 Current (3) $0.99 At Offer $1.62 Min 1st Quartile Mean Median 3rd Quartile Max

Price / LTM Earnings (4) NM NM NM 0.6x 1.5x 3.1x 2.4x 3.6x 9.9x

Enterprise Value / LTM EBITDA (4) 6.7x 5.9x 8.0x 0.8x 1.2x 4.4x 3.0x 5.7x 14.3x

Premium / (Discount) to NAV (5) -41.4% -52.8% -22.8% -89.9% -82.7% -68.4% -75.0% -54.0% -30.2%

(1) Selected companies consist of U.S.-listed PRC-based industrial companies with a market capitalization below US$200 million and above US$10 million

(2) Pre-offer closing price as at Feb 23, 2012

(3) Current closing price as at May 30, 2012

(4) LTM represents the 12-month period ended March 31, 2012 for GLORIA and latest filed last twelve months for selected public companies

(5) Based on latest NAV available before completion or latest filings

17 GUIDES FOR THE JOURNEY.® PiperJaffray®

SUMMARY OF ANALYSES – TRANSACTION COMPARABLES

CONFIDENTIAL INFORMATION

Selected M&A Transaction Analysis

Gloria Selected Transactions (1)

Pre-offer (2) $1.23 Current (3) $0.99 At Offer $1.62 Min 1st Quartile Mean Median 3rd Quartile Max

Price / LTM Earnings (4) NM NM NM 0.7x 7.0x 10.9x 9.3x 11.9x 26.9x

Enterprise Value / LTM EBITDA (4) 6.7x 5.9x 8.0x 1.1x 6.3x 8.4x 8.0x 10.0x 15.7x

Premium / (Discount) to NAV (5) -41.4% -52.8% -22.8% -74.6% -57.0% -15.1% -27.1% 14.4% 81.9%

(1) Selected transactions include go-private transactions involving U.S.-listed PRC-based industrial companies announced between January 1, 2010 and May 30, 2012

(2) Pre-offer closing price as at Feb 23, 2012

(3) Current closing price as at May 30, 2012

(4) LTM represents the 12-month period ended March 31, 2012 for GLORIA and latest filed last twelve months for selected public companies

(5) Based on latest NAV available before completion or latest filings

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SUMMARY OF ANALYSES – DISCOUNTED CASH FLOW

CONFIDENTIAL INFORMATION

Discounted Cash Flow Analysis

Implied Equity Value Per ADS - Gloria

Discount Rate

EBITDA Exit Multiple 21.2% 23.5% 25.9%

6.0x $1.47 $1.15 $0.88

6.5x $1.58 $1.24 $0.96

7.0x $1.69 $1.33 $1.03

19 GUIDES FOR THE JOURNEY.® PiperJaffray®

SUMMARY OF ANALYSES – PREMIUMS PAID

CONFIDENTIAL INFORMATION

Premiums Paid Analysis

Selected Companies (5)

Gloria @ $1.62 Min 1st Quartile Mean Median 3rd Quartile Max

1-Day Spot Premium (1) $1.23 31.7% 4.4% 20.4% 32.3% 28.2% 46.9% 67.0%

7-Day Spot Premium (2) $1.22 32.8% (3.1%) 28.5% 35.5% 36.4% 47.1% 59.3%

30-Day Spot Premium (3) $1.35 20.0% 6.7% 27.6% 37.8% 44.6% 48.8% 57.1%

90-Day Spot Premium (4) $1.74 (6.7%) (71.4%) 11.1% 35.3% 32.7% 44.3% 211.9%

(1) Premium based on GLORIA closing stock price of $1.23 on 2/23/2012

(2) Premium based on GLORIA closing stock price of $1.22 on 2/17/2012

(3) Premium based on GLORIA closing stock price of $1.35 on 1/25/2012

(4) Premium based on GLORIA closing stock price of $1.74 on 11/25/2011

(5) Go-private transactions involving selected U.S. listed PRC-based industrial companies announced between January 1, 2010 and May 30, 2012

20 GUIDES FOR THE JOURNEY.® PiperJaffray®

SECTION III - B

Selected Public Company Analysis

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CONFIDENTIAL INFORMATION

SELECTED PUBLIC COMPANY ANALYSIS

Overview

Piper Jaffray has reviewed and compared publicly available financial, operating and stock market information for GLORIA and selected publicly traded companies

Selection Criteria

Comparable public company selection criteria:

- U.S.-listed PRC-based industrial companies with market capitalization below US$200 million and above US$10 million

Selected Companies

U.S.-listed PRC-based industrial companies with market capitalization below US$200 million and above US$10 million

Lihua International, Inc.
China Gerui Advanced Materials Group Ltd.
Gulf Resources, Inc.
China Ceramics Co., Ltd.
Orient Paper, Inc.
Sutor Technology Group Limited
THT Heat Transfer Technology, Inc.
Ossen Innovation Co., Ltd.
Shengkai Innovations, Inc.
China Auto Logistic Inc.
Yongye International, Inc.
Jinpan International Ltd.
China New Borun Corporation
China Valves Technology, Inc.
Tri-Tech Holding, Inc.
China Shengda Packaging Group Inc.
China Precision Steel, Inc.
SmartHeat Inc.
SinoHub, Inc.

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CONFIDENTIAL INFORMATION

SELECTED PUBLIC COMPANIES

$ in millions, except per share data

Comparable Company	Stock Symbol	Price 05/30/12	Market Cap.	Enterprise Value	P / E LTM	EV / LTM EBITDA	Market Cap. Premium / (Discount) to NAV
Lihua International, Inc.	LIWA	$5.35	$161.0	$53.0	3.1x	0.8x	-30.5%
Yongye International, Inc.	YONG	$2.98	$150.6	$118.2	1.5x	0.9x	-55.2%
China Gerui Advanced Materials Group Ltd.	CHOP	$2.53	$147.4	$149.1	2.2x	1.5x	-52.8%
Jinpan International Ltd.	JST	$7.34	$120.3	$139.4	4.8x	4.2x	-34.5%
Gulf Resources, Inc.	GURE	$1.54	$53.2	-$25.4	2.7x	NM	-78.4%
China New Borun Corporation	BORN	$2.42	$62.3	$100.4	1.3x	1.2x	-71.8%
China Ceramics Co., Ltd.	CCCL	$3.01	$54.9	$65.9	1.1x	0.9x	-72.7%
China Valves Technology, Inc.	CVVT	$1.46	$52.7	$52.9	NM	1.0x	-78.5%
Orient Paper, Inc.	ONP	$2.06	$38.0	$43.2	1.8x	1.2x	-71.5%
Tri-Tech Holding, Inc.	TRIT	$4.56	$37.4	$55.3	4.8x	5.3x	-51.0%
Sutor Technology Group Limited	SUTR	$0.92	$37.1	$177.1	2.9x	5.3x	-82.2%
China Shengda Packaging Group Inc.	CPGI	$0.65	$25.3	$21.9	3.3x	1.7x	-75.0%
THT Heat Transfer Technology, Inc.	THTI	$1.93	$39.5	$58.1	6.8x	7.1x	-30.2%
China Precision Steel, Inc.	CPSL	$0.28	$13.0	$54.5	NM	11.5x	-89.9%
Ossen Innovation Co., Ltd.	OSN	$0.92	$18.3	$104.2	1.6x	5.2x	-77.0%
SmartHeat Inc.	HEAT	$4.04	$16.0	$21.7	NM	NM	-87.7%
Shengkai Innovations, Inc.	VALV	$0.91	$15.6	-$53.9	0.6x	NM	-88.8%
SinoHub, Inc.	SIHI	$0.27	$9.0	$112.5	9.9x	14.3x	-89.4%
China Auto Logistic Inc.	CALI	$0.44	$9.8	$110.8	1.3x	9.0x	-83.1%
			Maximum		9.9x	14.3x	-30.2%
			3rd Quartile		3.6x	5.7x	-54.0%
			Mean		3.1x	4.4x	-68.4%
			Median		2.4x	3.0x	-75.0%
			1st Quartile		1.5x	1.2x	-82.7%
			Minimum		0.6x	0.8x	-89.9%

23

GUIDES FOR THE JOURNEY® PiperJaffray

SECTION III - C

Selected Precedent Transaction Analysis

GUIDES FOR THE JOURNEY.®

PiperJaffray®

CONFIDENTIAL INFORMATION

SELECTED M&A TRANSACTIONS ANALYSIS

Overview

Piper Jaffray has reviewed go-private transaction involving of U.S. listed PRC industrial companies

Selection Criteria

Comparable M&A transaction selection criteria:

- Go-private transactions involving selected U.S.-listed PRC-based industrial companies announced between January 1, 2010 and May 30, 2012

Selected Companies

Go-private transactions involving selected U.S. listed PRC-based industrial companies announced between January 1, 2010 and May 30, 2012

Shengtai Pharmaceutical Inc.
Andatee China Marine Fuel Services Corporation
China Advanced Construction Materials Group, Inc.
Tiens Biotech Group USA Inc.
China Fire & Security Group, Inc.
Harbin Electric, Inc.
WSP Holdings Ltd.
Fushi Copperweld, Inc.
China GrenTech Corp. Ltd.
China Security & Surveillance Technology, Inc.
Chemspec International Limited

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CONFIDENTIAL INFORMATION

SELECTED M&A TRANSACTIONS

Announcement Date	Status	Target	Acquirer	Enterprise Value ($ million)	Enterprise Value/ LTM EBITDA	LTM P/E Multiple	Premium / (Discount) to NAV
4/17/2012	Announced	Shengtai Pharmaceutical Inc.	Qingtai Liu	$83.1	5.8x	6.5x	-74.6%
12/13/2011	Announced	WSP Holdings Ltd.	H.D.S. Investments LLC	$849.4	N/A	N/A	-73.8%
11/23/2011	Announced	Andatee China Marine Fuel Services Corporation	An Fengbin (CEO and affliates)	$86.4	10.4x	10.2x	-27.1%
11/14/2011	Completed	China GrenTech Corp. Ltd.	Yingjie Gao (major shareholder)	$243.5	7.7x	0.7x	-69.8%
7/26/2011	Announced	China Advanced Construction Materials Group,	Xianfu Han, Weili He (major sharehol	$48.2	6.6x	4.6x	-44.1%
6/27/2011	Completed	Tiens Biotech Group USA Inc.	Jinyuan Li (major shareholder)	$148.5	15.7x	26.9x	-35.4%
3/8/2011	Completed	China Security & Surveillance Technology, Inc.	Rightmarks Holdings Ltd	$955.8	8.8x	9.0x	-16.6%
3/7/2011	Completed	China Fire & Security Group, Inc.	Bain Capital Private Equity	$227.1	13.7x	20.2x	81.9%
11/11/2010	Completed	Chemspec International Limited	Halogen mergersub Ltd	$294.3	6.2x	9.6x	38.1%
11/3/2010	Announced	Fushi Copperweld, Inc.	Abax Global Capital Limited	$64.7	1.1x	8.7x	-9.4%
10/11/2010	Completed	Harbin Electric, Inc.	Investor Group	$772.0	8.3x	12.5x	64.9%

	Enterprise Value/ LTM EBITDA	LTM P/E Multiple	Premium / (Discount) to NAV
Maximum	15.7x	26.9x	81.9%
3rd Quartile	10.0x	11.9x	14.4%
Mean	8.4x	10.9x	-15.1%
Median	8.0x	9.3x	-27.1%
1st Quartile	6.3x	7.0x	-57.0%
Minimum	1.1x	0.7x	-74.6%

Source: Public filings, Capital IQ, and Thomson SDC.

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GUIDES FOR THE JOURNEY. PiperJaffray

SECTION III - D

Discounted Cash Flow Analysis

GUIDES FOR THE JOURNEY.®

PiperJaffray®

DISCOUNTED CASH FLOW ANALYSIS

CONFIDENTIAL INFORMATION

Overview

The Discounted Cash Flow Analysis is used to calculate a range of theoretical values for GLORIA based on the net present value of:

GLORIA’s implied free cash flows for the second half of FY2012 through FY2020

A terminal value of GLORIA at FY2020 based upon a market multiple of EBITDA

Key Assumptions

For the purposes of this analysis, Piper applied the following assumptions:

Cash flows discounted back to 30 June, 2012

Discount range from 21.2% - 25.9% based on the WACC calculation

Utilized a range of market EBITDA multiples

Assumed tax rates per Company management

All projected financial data for GLORIA for the period from the beginning of 2H FY2012E to the end of FY2020E used in Piper Jaffray’s Discounted Cash Flow analysis was prepared by management

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PiperJaffray®

CONFIDENTIAL INFORMATION

DISCOUNTED CASH FLOW ANALYSIS – GLORIA

		Projected Results [2]							
Fiscal Year Ending December	2012 2H [1]	2013	2014	2015	2016	2017	2018	2019	2020
Revenue	$202.7	$428.7	$466.9	$501.7	$566.7	$566.7	$606.8	$595.5	$584.1
Adjusted EBITDA	$4.7	$11.3	$11.3	$13.0	$15.7	$15.0	$20.9	$19.7	$19.0
Adjusted Operating Income / (Loss)	3.9	9.4	9.5	11.2	13.8	13.2	19.1	17.8	17.1
Income Taxes	(1.5)	(3.3)	(3.9)	(4.6)	(5.5)	(5.6)	(6.5)	(6.6)	(6.7)
After Tax Operating Income	2.4	6.1	5.5	6.6	8.3	7.6	12.6	11.3	10.5
Depreciation and Amortization / Other Non-Cash Items [3]	1.2	1.9	1.9	1.9	1.9	1.9	1.9	1.9	1.9
(Increase) / Decrease in Net Working Capital	(1.5)	(6.7)	(5.7)	(5.0)	(9.0)	0.0	(6.3)	1.2	0.9
Capital Expenditures	(11.2)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Cash proceeds from asset sale	0.0	4.8	0.0	0.4	0.0	0.0	4.2	5.0	4.4
Free Cash Flow	(9.0)	6.0	1.7	3.8	1.1	9.5	12.3	19.2	17.6
Terminal Value of Future Cash Flows (@6.5x 2020 EBITDA)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	123.5

Net Present Value Calculation

NPV of Free Cash Flow	$14.4
NPV of Terminal Value	$20.5
Enterprise Value	$34.8
Minority Interest [4]	4.2
Net Debt [4]	9.3
Equity Value	$21.3
Basic ADS Outstanding	17.2
ADS Outstanding	17.2
Implied Equity Value Per Share	$1.24

Assumptions

EBITDA in 2020:	$19.0
EBITDA Multiple:	6.5x
Discount Rate / Return Rate:	23.5%
Tax Rate:	25.0%

Sensitivity Analysis - Enterprise Value

		Discount Rate		
		21.2%	23.5%	25.9%
EBITDA Exit Multiple	6.0x	$38.8	$33.2	$28.5
	6.5x	$40.6	$34.8	$29.9
	7.0x	$42.5	$36.4	$31.2

Sensitivity Analysis - Equity Value

		Discount Rate		
		21.2%	23.5%	25.9%
EBITDA Exit Multiple	6.0x	$25.3	$19.8	$15.1
	6.5x	$27.2	$21.3	$16.4
	7.0x	$29.0	$22.9	$17.7

Sensitivity Analysis - Equity Value Per ADS

		Discount Rate		
		21.2%	23.5%	25.9%
EBITDA Exit Multiple	6.0x	$1.47	$1.15	$0.88
	6.5x	$1.58	$1.24	$0.96
	7.0x	$1.69	$1.33	$1.03

Notes:
1. 2012 2H represents the period from July 1, 2012 to 31 December 2012.
2. Based on financial projections provided by Company's management
3. Non-cash items include share-based compensation and impairment loss
4. As of March 31, 2012

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SECTION III - E

Premium Paid Analysis

GUIDES FOR THE JOURNEY.® PiperJaffray®

CONFIDENTIAL INFORMATION

PREMIUMS PAID ANALYSIS

Overview	**The Premiums Paid Analysis involves a review of purchase prices in public transactions relative to pre-announcement prices**
Selection Criteria	**Comparable M&A transaction selection criteria:** • Go-private transactions involving selected U.S.-listed PRC-based industrial companies announced between January 1, 2010 and May 30, 2012
Selected Companies	**Go-private transactions involving selected U.S. listed PRC-based industrial companies announced between January 1, 2010 and May 30, 2012** Shengtai Pharmaceutical Inc. Andatee China Marine Fuel Services Corporation China Advanced Construction Materials Group, Inc. Tiens Biotech Group USA Inc. China Fire & Security Group, Inc. Harbin Electric, Inc. WSP Holdings Ltd. Fushi Copperweld, Inc. China GrenTech Corp. Ltd. China Security & Surveillance Technology, Inc. Chemspec International Limited

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CONFIDENTIAL INFORMATION

PREMIUMS PAID ANALYSIS

Offer Price Premium

Announcement Date Status Target Acquirer Enterprise Value ($ million) 1 Day Prior 1 Week Prior 1 Month Prior 3 Month Prior

4/17/2012 Announced Shengtai Pharmaceutical Inc. Qingtai Liu $83.1 50.0% 50.0% 26.9% 37.5%

12/13/2011 Announced WSP Holdings Ltd. H.D.S. Investments LLC $849.4 50.0% 36.4% 44.6% -71.4%

11/23/2011 Announced Andatee China Marine Fuel Services CorporationAn Fengbin (CEO and affiliates) $86.4 20.6% 38.0% 50.4% 211.9%

11/14/2011 Completed China GrenTech Corp. Ltd. Yingjie Gao (major shareholder) $243.5 23.0% 15.9% 56.7% 50.0%

7/26/2011 Announced China Advanced Construction Materials Group, Inc. Xianfu Han, Weili He (major shareholders) $48.2 15.2% 44.3% 47.2% -11.4%

6/27/2011 Completed Tiens Biotech Group USA Inc. Jinyuan Li (major shareholder) $148.5 67.0% 59.3% 29.4% 18.7%

3/8/2011 Completed China Security & Surveillance Technology, Inc. Rightmarks Holdings Ltd $955.8 33.2% 34.9% 23.1% 32.7%

3/7/2011 Completed China Fire & Security Group, Inc. Bain Capital Private Equity $227.1 43.8% 56.5% 57.1% 25.7%

11/11/2010 Completed Chemspec International Limited Halogen mergersub Ltd $294.3 28.2% 22.2% 28.4% 3.4%

11/3/2010 Announced Fushi Copperweld, Inc. Abax Global Capital Limited $64.7 4.4% -3.1% 6.7% 52.7%

10/11/2010 Completed Harbin Electric, Inc. Investor Group $772.0 20.2% 36.2% 45.5% 38.6%

Maximum 67.0% 59.3% 57.1% 211.9%

3rd Quartile 46.9% 47.1% 48.8% 44.3%

Mean 32.3% 35.5% 37.8% 35.3%

Median 28.2% 36.4% 44.6% 32.7%

1st Quartile 20.4% 28.5% 27.6% 11.1%

Minimum 4.4% -3.1% 6.7% -71.4%

Source: Public filings, Capital IQ, and Thomson SDC.

32 GUIDES FOR THE JOURNEY.® PiperJaffray®

Appendix A

GLORIA Financial Summary

GUIDES FOR THE JOURNEY.® PiperJaffray®

CONFIDENTIAL INFORMATION

GLORIA FINANCIAL SUMMARY

FY2010 FY2011 FY2012E FY2013E FY2014E FY2015E FY2016E FY2017E FY2018E FY2019E FY2020E

Revenue $62.0 $230.3 $352.0 $428.7 $466.9 $501.7 $566.7 $566.7 $606.8 $595.5 $584.1

-Copper products $33.0 $221.8 $299.1 $375.8 $414.0 $452.0 $517.0 $517.0 $567.9 $567.4 $566.8

-Biodiesel products $29.0 $8.6 $52.9 $52.9 $52.9 $49.7 $49.7 $49.7 $38.9 $28.1 $17.3

Gross Profit -$11.1 $7.1 $17.9 $21.8 $24.0 $26.0 $29.8 $29.8 $32.1 $31.5 $30.8

Gross Profit Margin(%) NM 3.1% 5.1% 5.1% 5.1% 5.2% 5.3% 5.3% 5.3% 5.3% 5.3%

EBITDA -$0.9 $2.9 $6.7 $11.3 $11.3 $13.0 $15.7 $15.0 $20.9 $19.7 $19.0

EBITDA Margin (%) NM 1.3% 1.9% 2.6% 2.4% 2.6% 2.8% 2.7% 3.5% 3.3% 3.3%

EBIT -$18.6 -$6.5 $3.2 $9.4 $9.5 $11.2 $13.8 $13.2 $19.1 $17.8 $17.1

EBIT Margin (%) NM NM 0.9% 2.2% 2.0% 2.2% 2.4% 2.3% 3.1% 3.0% 2.9%

Net Income -$15.3 -$10.6 $1.2 $3.3 $2.5 $3.2 $3.7 $3.3 $8.2 $7.2 $6.9

Net Income Margin (%) NM NM 0.3% 0.8% 0.5% 0.6% 0.7% 0.6% 1.3% 1.2% 1.2%

Note: GLORIA’s operating results in the forecast period primarily attribute to the operating performance of its copper recycling business, which was acquired for an aggregate consideration of approximately US$22.2 million.

Source: GLORIA’s management projections.

34 GUIDES FOR THE JOURNEY.® PiperJaffray®